UNIT AWARD INCENTIVE PLAN

         The Board of Directors of Harvest Operations Corp. (the "CORPORATION") has adopted this Unit Award Incentive Plan (the "PLAN") for Harvest Energy Trust (the "TRUST") governing the issuance of Units (as defined herein) of the Trust to directors, officers, employees and consultants of the Trust and the Trust Affiliates (as defined herein).

1.       PURPOSES

The principal purposes of the Plan are as follows:

(a) to retain and attract qualified directors, officers, employees and other service providers that the Trust and the Trust Affiliates require;

(b) to promote a proprietary interest in the Trust by such directors, officers, employees and service providers and to encourage such individuals to remain in the employ of the Trust and the Trust Affiliates and put forth maximum efforts for the success of the business of the Trust; and

(c) to focus management of the Trust and the Trust Affiliates on operating and financial performance and total long-term Unitholder return.

2.       DEFINITIONS

As used in this Plan, the following words and phrases shall have the meanings indicated:

(a) "ADJUSTMENT RATIO" means, with respect to any Unit Award, the ratio used to adjust the number of Units to be issued on the applicable Issue Date(s) pertaining to such Unit Award determined in accordance with the terms of the Plan; and, in respect of each Unit Award, the Adjustment Ratio shall initially be equal to one, and shall be cumulatively adjusted thereafter by increasing the Adjustment Ratio on each Distribution Payment Date by an amount, rounded to the nearest five decimal places, equal to a fraction having as its numerator the Distribution, expressed as an amount per Unit, paid on that Distribution Payment Date multiplied by the Adjustment Ratio immediately prior to the Distribution Payment Date, and having as its denominator of the Fair Market Value of the Units immediately preceding that Distribution Payment Date;

(b) "BOARD" means the board of directors of the Corporation as it may be constituted from time to time;

(c)  "CHANGE OF CONTROL" means:

     (i)  a successful take over-bid;

     (ii) any change in the beneficial ownership or control of the outstanding securities or other interests which results in:

          (A) a person or group of persons "acting jointly or in concert" (as defined in the SECURITIES ACT (Alberta), as amended from time to time), or

          (B) an "affiliate" or "associate" (each as defined in the SECURITIES ACT (Alberta), as amended from time to time) of such person or group of persons,

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          holding, owning or controlling, directly or indirectly, more than 50%
          of the outstanding voting securities or interests of the Trust, other than as a result of a transaction or series of transactions approved by the Incumbent Directors unless such holding, owning or controlling, exceeds 50% of the outstanding voting securities or interests of the Trust,

     (iii) Incumbent Directors no longer constituting a majority of the Board,

     (iv) the sale, lease or transfer of all or substantially all of the directly or indirectly held assets of the Trust to any other person or persons (other than pursuant to an internal reorganization), or

     (v) any determination by a majority of the Board that a Change of Control has occurred or is about to occur and any such determination shall be binding and conclusive for all purposes of the Plan;

(d) "COMMITTEE" has the meaning set forth in Section 3 hereof provided that if the Compensation Committee or another committee is not appointed or authorized to administer the Plan by the Board, all references in the Plan to the Committee will be deemed to be references to the Board;

(e) "CONSULTANT" means a person or company, other than an employee, senior officer or director of the Trust that:

     (i)  is engaged to provide services to the Trust or a Trust Affiliate;

     (ii) provides the services under a written contract with the Trust or a Trust Affiliate; and

     (iii) spends or will spend a significant amount of time and attention on the affairs and business of the Trust or a Trust Affiliate;

     and includes, for an individual consultant, a company of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner;

(f) "DISABILITY" in respect of a Grantee means that such Grantee is receiving benefits under any long term disability plan of the Corporation or a Trust Affiliate;

(g) "DISTRIBUTION" means a distribution paid by the Trust in respect of the Units, expressed as an amount per Unit;

(h) "DISTRIBUTION PAYMENT DATE" means any date that a Distribution is distributed to Unitholders;

(i) "DISTRIBUTION RECORD DATE" means the applicable record date in respect of any Distribution used to determine the Unitholders entitled to receive such Distribution;

(j) "EXCHANGE" means the Toronto Stock Exchange or such other stock exchange on which the Units are then listed and posted for trading from time to time;

(k) "FAIR MARKET VALUE" with respect to a Unit, means the arithmetic average of the daily volume weighted average trading prices of the Units on the Toronto Stock Exchange for the trading days in the Trading Period on which at least a board lot of Units is traded, appropriately adjusted for

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                                       3

     certain capital changes (including Unit subdivisions, Unit consolidations, certain rights offerings and certain distributions).

(l)  "GRANTEE" has the meaning set forth in Section 4 hereof;

(m) "INCUMBENT DIRECTORS" means any member of the Board who was a member of the Board at the effective date of the Plan and any successor to an Incumbent Director who was recommended or elected or appointed to succeed any Incumbent Director by the affirmative vote of the Board, including a majority of the Incumbent Directors then on the Board, prior to the occurrence of the transaction, transactions, elections or appointments giving rise to a Change of Control;

(n) "ISSUE DATE" means, with respect to any Unit Award, the date upon which Units awarded thereunder shall be issued to the Grantee of such Unit Award;

(o) "PEER COMPARISON GROUP" means, generally, comparable public Canadian oil and gas issuers that are competitors of the Trust and which shall be determined from time to time by the Committee;

(p) "RETIREMENT" shall have such meaning as the Committee or the Board shall determine from time to time but, for greater certainty, shall not include any of the events described in paragraphs 6(d)(i), (ii), (iii) or (v);

(q)  "SERVICE PROVIDER" has the meaning set forth in Section 4 hereof;

(r)  "SETTLEMENT AMOUNT" has the meaning set forth in Section 6(c) hereof;

(s) "TAKEOVER BID" means a "take-over bid" as defined in the SECURITIES ACT (Alberta), as amended from time to time, pursuant to which the "offeror" would as a result of such take-over bid, if successful, beneficially own, directly or indirectly, in excess of 50% of the outstanding Units;

(t) "TOTAL UNITHOLDER RETURN" means, with respect to any period, the total return to Unitholders on the Units calculated using cumulative distributions on a reinvested basis and the change in the trading price of the Units on the Exchange over such period;

(u) "TRADING PERIOD" means the period commencing on the second business day after the Distribution Record Date and ending on the second business day immediately prior to the Distribution Payment Date. Such period will not include more than 20 trading days and the last trading day of the period will be the second business day prior to the Distribution Payment Date.

(v) "TRUST AFFILIATE" means a corporation, partnership or trust that is affiliated with the Corporation or the Trust (within the meaning of the SECURITIES ACT (Alberta), and for the purpose of this definition, a corporation, partnership or trust is affiliated with another corporation, partnership or trust if it directly or indirectly controls or is directly or indirectly controlled by that other corporation, partnership or trust through the ownership of securities;

(w) "UNIT AWARD" means an award of Units under the Plan, which Units shall be issued on the Issue Date(s) determined in accordance with Section 6(b)(i) hereof, subject to adjustment pursuant to the provisions of such Section 6(b)(i);

(x)  "UNIT AWARD AGREEMENT" has the meaning set forth in Section 6 hereof;

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                                       4

(y)  "UNITHOLDER" means a holder of Units; and

(z)  "UNITS" means trust units of the Trust.

3.       ADMINISTRATION

The Plan shall be administered by the Compensation Committee of the Board or such other committee as the Board considers appropriate (the "COMMITTEE").

The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation:

(a)  the authority to determine Unit Awards;

(b)  to determine the Fair Market Value of the Units on any date;

(c) to determine the Service Providers to whom, and the time or times at which Unit Awards shall be granted;

(d)  to determine the number of Units to be covered by each Unit Award;

(e)  to determine the Peer Comparison Group at any time;

(f)  to prescribe, amend and rescind rules and regulations relating to the Plan;

(g)  to interpret the Plan;

(h) to determine the terms and provisions of Unit Award Agreements (which need not be identical) entered into in connection with Unit Awards; and

(i) to make all other determinations deemed necessary or advisable for the administration of the Plan.

The determinations of the Committee shall be subject to review and approval by the Board. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

For greater certainty and without limiting the discretion conferred on the Committee pursuant to this Section, the Committee's determination to approve the grant of a Unit Award in any year shall not require the Committee to make a determination to approve the grant of a Unit Award to any Service Provider in any other year; nor shall the Committee's decision with respect to the size or terms and conditions of a Unit Award in any year require it to make a determination to approve the grant of a Unit Award of the same or similar size or with the same or similar terms and conditions to any Service Provider in any other year. The Committee shall not be precluded from make a determination to approve the grant of a Unit Award to any Service Provider solely because such Service Provider may previously have been granted a Unit Award under this Plan or any other similar compensation arrangement of the Trust or a Trust Affiliate. No Service Provider has any claim or right to be granted a Unit Award

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                                       5

4.       ELIGIBILITY AND AWARD DETERMINATION

Unit Awards may be granted only to persons, firms or corporations who are full-time employees, senior officers, directors or Consultants of the Trust or any Trust Affiliates (collectively, "SERVICE PROVIDERS"); provided, however, that the participation of a Service Provider in the Plan is voluntary. In determining the Service Providers to whom Unit Awards may be granted ("GRANTEES") and the number of Units to be covered by each Unit Award, the Committee may take into account such factors as it shall determine in its absolute discretion including, if so determined by the Committee, any one or more of the following factors:

(a) compensation data for comparable benchmark positions among the Peer Comparison Group;

(b)  the duties and seniority of the Grantee;

(c) performance measures of the Trust compared with similar performance measures of members of the Peer Comparison Group for the most recently completed fiscal year;

(d) the individual contributions and potential contributions of the Grantee to the success of the Trust;

(e) any cash bonus payments paid or to be paid to the Grantee in respect of his or her individual contributions and potential contributions to the success of the Trust;

(f) the Fair Market Value or current market price of the Units at the time of such Unit Award; and

(g) such other factors as the Committee shall deem relevant in its sole discretion in connection with accomplishing the purposes of the Plan.

5.       RESERVATION OF UNITS

Subject to Section 6(f) of the Plan, the number of Units reserved for issuance from time to time pursuant to Unit Awards shall not exceed 150,000.

6.       TERMS AND CONDITIONS OF UNIT AWARDS

Each Unit Award granted under the Plan shall be subject to the terms and conditions of the Plan and evidenced by a written agreement between the Trust and the Grantee (a "UNIT AWARD AGREEMENT"), which agreement shall comply with, and be subject to, the requirements of the Exchange and the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee or the Board, in its discretion, shall establish):

(a) NUMBER AND TYPE OF UNITS - The Committee shall determine the number of Units to be awarded to a Grantee pursuant to the Unit Award in accordance with the provisions set forth in Section 4 of the Plan; provided, however, that no one Service Provider may be granted any Unit Award if such grant could result, at any time, in (i) the number of Trust Units reserved for issuance pursuant to issuances under the Plan in respect of Trust Units granted to insiders of the Trust exceeding 10% of the aggregate issued and outstanding Trust Units, (ii) the issuance to insiders of the Trust pursuant to the Plan and all other established or proposed share compensation arrangements, within a

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                                       6

     one year period, of a number of Trust Units exceeding 10% of the aggregate issued (as defined by the Toronto Stock Exchange Company Manual) and outstanding Trust Units, (iii) the issuance pursuant to the Plan and all other established or proposed share compensation arrangements to any one insider of the Trust, or such insider's associates, within a one year period, of a number of Trust Units exceeding 5% of the aggregate issued and outstanding Trust Units, or (iv) the issuance pursuant to the Plan to any one person of a number of Trust Units exceeding 5% of the aggregate issued and outstanding Trust Units.

     (b)  ISSUE DATES AND ADJUSTMENT OF UNIT AWARDS

     (i) Subject to Section 6(d) hereunder, with respect to any Unit Award, the Issue Dates for the issuance of Units thereunder shall be as follows:

          (A) as to one-fourth of the Units awarded pursuant to such Unit Award, on the first anniversary of the date of the Unit Award;

          (B) as to one-fourth of the Units awarded pursuant to such Unit Award, on the second anniversary of the date of the Unit Award;

          (C) as to one-fourth of the Units awarded pursuant to such Unit Award, on the third anniversary of the date of the Unit Award; and

          (D) as to the remaining one-fourth of the Units awarded pursuant to such Unit Award, on the fourth anniversary of the date of the Unit Award;

          provided, however, that:

               (I) in the event of any Change of Control prior to the Issue Dates determined in accordance with the above provisions of this Section 6(b)(i), the Issue Date for all Units awarded pursuant to such Unit Award that have not yet been issued as of such time shall be the earlier of (i) the next applicable Issue Date determined in accordance with the above provisions, and (ii) the date which is immediately prior to the date upon which a Change of Control is completed; and

               (II) immediately prior to each Issue Date, the number of Units to be issued on such Issue Date shall be adjusted by multiplying such number by the Adjustment Ratio applicable in respect of such Unit Award.

          Notwithstanding any other provision of this Plan, but subject to the limits described in Sections 5 and 6(a) hereof and any other applicable requirements of the Exchange or other regulatory authority, the Board hereby reserves the right to make any additional adjustments to the number of Units to be issued pursuant to any Unit Award if, in the sole discretion of the Board, such adjustments are appropriate in the circumstances having regard to the principal purposes of the Plan.

     (ii) Notwithstanding any other provision of this Plan, the Board may, in its sole discretion, accelerate the Issue Date for all or any Unit Awards at any time and from time to time.

(c) SURRENDER OF UNITS - At any time when the Units are listed and posted for trading on the Exchange, a Grantee may elect on any Issue Date pertaining to a Unit Award, subject to the consent of the Board, that the Trust pay an amount in cash equal to the aggregate current market value of the Units (as adjusted in accordance with the relevant provisions set forth in Section 6(b) and based on the closing price of the Units on the Exchange on the trading day immediately preceding such Issue Date) (the "SETTLEMENT AMOUNT") in consideration for the surrender by the

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                                       7

     Grantee to the Trust of the right to receive Units under such Unit Award. Following such election and the acceptance thereof by the Trust, the Trust shall cause a cheque to be issued payable to the Grantee (or as the Grantee may direct) in the Settlement Amount (subject to Section 7 hereof) and sent by pre-paid mail or delivered to the Grantee. The Trust and the Grantee may also agree that all or a portion of the Settlement Amount may be satisfied in whole or in part in Units in which case the number of Units that are issuable to the Grantee on the Issue Date shall be acquired by the Corporation on the Exchange or from the Trust, as an issuance of treasury Units, or a combination thereof; provided, however, that the aggregate number of Units that may be so acquired on the Exchange within any 12 month period shall not exceed 5% of the outstanding Units as at the beginning of such period and within any 30 day period shall not exceed 2% of the issued and outstanding Units at the beginning of such period and such purchases on the Exchange shall also be subject to any other applicable rules and requirements of the Exchange. The Corporation shall be entitled to withhold from the Settlement Amount all amounts as may be required by law and in the manner contemplated by Section 7 hereof.

(d) TERMINATION OF RELATIONSHIP AS SERVICE PROVIDER - Unless otherwise provided in a Unit Award Agreement pertaining to a particular Unit Award or any written employment agreement governing a Grantee's role as a Service Provider, the following provisions shall apply in the event that a Grantee ceases to be a Service Provider:

          (i) TERMINATION FOR CAUSE - If a Grantee ceases to be a Service Provider as a result of termination for cause, effective as of the date notice is given to the Grantee of such termination, all outstanding Unit Award Agreements under which Unit Awards have been made to such Grantee shall be terminated and all rights to receive Units thereunder shall be forfeited by the Grantee.

          (ii) TERMINATION NOT FOR CAUSE - If a Grantee ceases to be a Service Provider as a result of being terminated other than a termination for cause, effective as of the last day of any notice period applicable in respect of such termination, all outstanding Unit Award Agreements under which Unit Awards have been made to such Grantee shall be terminated and all rights to receive Units thereunder shall be forfeited by the Grantee, unless otherwise approved by the Board.

          (iii) DISABILITY OR VOLUNTARY RESIGNATION - If a Grantee voluntarily ceases to be a Service Provider for any reason other than such Grantee's Retirement or death, effective as of the later of: (A) last day of any notice period applicable in respect of such voluntary resignation; or (B) the date which is thirty (30) days after the date that the Grantee ceases t be a Service Provider, all outstanding Unit Award Agreements under which Unit Awards have been made to such Grantee shall be terminated; and all rights to receive Units thereunder shall be forfeited by the Grantee provided, however, that notwithstanding the foregoing, the right to receive Units under a Unit Award shall not be affected by a change of employment or term of office or appointment within or among the Trust or a Trust Affiliate so long as the Grantee continues to be a Service Provider.

          (iv) RETIREMENT - If a Grantee ceases to be a Service Provider as a result of such Grantee's Retirement, the Issue Date for all Units awarded to such Grantee under any outstanding Unit Award Agreements shall be as of the date such Grantee ceases to be a Service Provider as a result of such Grantee's Retirement.

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                                       8

          (v) DEATH - If a Grantee ceases to be a Service Provider as a result of such Grantee's death, the Issue Date for all Units awarded to such Grantee under any outstanding Unit Award Agreements shall be as of the date of such Grantee's death.

(e) RIGHTS AS A UNITHOLDER - Until the Units granted pursuant to any Unit Award have been issued in accordance with the terms of the Plan, the Grantee to whom such Unit Award has been made shall not possess any incidents of ownership of such Units including, for greater certainty and without limitation, the right to receive Distributions on such Units and the right to exercise voting rights in respect of such Units. Such Grantee shall only be considered a Unitholder in respect of such Units when such issuance has been entered upon the records of the duly authorized transfer agent of the Trust.

(f)  EFFECT OF CERTAIN CHANGES - In the event:

     (i) of any change in the Units through subdivision, consolidation, reclassification, amalgamation, merger or otherwise;

     (ii) that any rights are granted to Unitholders to purchase Units at prices substantially below Fair Market Value; or

     (iii) that, as a result of any recapitalization, merger, consolidation or other transaction, the Units are converted into or exchangeable for any other securities;

     then, in any such case, the Board may make such adjustments to the Plan, to any Unit Awards and to any Unit Award Agreements outstanding under the Plan as the Board may, in its sole discretion, consider appropriate in the circumstances to prevent dilution or enlargement of the rights granted to Grantees hereunder.

7.       WITHHOLDING TAXES

When a Grantee or other person becomes entitled to receive Units under, or any Settlement Amount in respect of any Unit Award Agreement, the Trust shall have the right to require the Grantee or such other person to remit to the Trust an amount sufficient to satisfy any withholding tax requirements relating thereto. Unless otherwise prohibited by the Committee or by applicable law, satisfaction of the withholding tax obligation may be accomplished by any of the following methods or by a combination of such methods:

(a) the tendering by the Grantee of cash payment to the Trust in an amount less than or equal to the total withholding tax obligation; or

(b) the withholding by the Corporation or the Trust, as the case may be, from the Units otherwise due to the Grantee such number of Units having a Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation; or

(c) the withholding by the Corporation or the Trust, as the case may be, from any cash payment otherwise due to the Grantee such amount of cash as is less than or equal to the amount of the total withholding tax obligation;

provided, however, that the sum of any cash so paid or withheld and the Fair Market Value of any Units so withheld is sufficient to satisfy the total withholding tax obligation.

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8.       NON-TRANSFERABILITY

Subject to Section 6(d)(v), the right to receive Units pursuant to a Unit Award granted to a Service Provider may only be exercised by such Service Provider personally. Except as otherwise provided in this Plan, no assignment, sale, transfer, pledge or charge of a Unit Award, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Unit Award whatsoever in any assignee or transferee and, immediately upon any assignment, sale, transfer, pledge or charge or attempt to assign, sell, transfer, pledge or charge, such Unit Award shall terminate and be of no further force or effect.

9.       AMENDMENT AND TERMINATION OF PLAN

The Corporation retains the right to amend from time to time or to terminate the terms and conditions of the Plan by resolution of the Board. Any amendments shall be subject to the prior consent of any applicable regulatory bodies, including the Exchange. Any amendment to the Plan shall take effect only with respect to Unit Awards granted after the effective date of such amendment, provided that it may apply to any outstanding Unit Awards with the mutual consent of the Corporation and the Service Providers to whom such Unit Awards have been made.

10.      EFFECTIVE DATE

The Plan shall take effect on May 12, 2004, upon the acceptance of the Plan by the Exchange and any other relevant regulatory authority and receipt of the approval of Unitholders.

11.      MISCELLANEOUS

(a) EFFECT OF HEADINGS - The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

(b) COMPLIANCE WITH LEGAL REQUIREMENTS - The Trust shall not be obliged to issue any Units if such issuance would violate any law or regulation or any rule of any government authority or stock exchange. The Corporation, in its sole discretion, may postpone the issuance or delivery of Units under any Unit Award as the Board may consider appropriate, and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Units in compliance with applicable laws, rules and regulations. The Trust shall not be required to qualify for resale pursuant to a prospectus or similar document any Units awarded under the Plan, provided that, if required, the Trust shall notify the Exchange and any other appropriate regulatory bodies in Canada of the existence of the Plan and the granting of Unit Awards hereunder in accordance with any such requirements.

(c) NO RIGHT TO CONTINUED EMPLOYMENT - Nothing in the Plan or in any Unit Award Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Trust or any Trust Affiliates, to be entitled to any remuneration or benefits not set forth in the Plan or a Unit Award Agreement or to interfere with or limit in any way the right of the Trust or any Trust Affiliate to terminate Grantee's employment or service arrangement with the Trust or any Trust Affiliate.

(d) CEASING TO BE A TRUST AFFILIATE - Except as otherwise provided in this Plan, Unit Awards granted under this Plan shall not be affected by any change in the relationship between or ownership of the Corporation and a Trust Affiliate. For greater certainty, all Unit Awards remain valid and

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                                       10

     exercisable in accordance with the terms and conditions of this Plan and are not affected by reason only that, at any time, any corporation, partnership or trust ceases to be a Trust Affiliate.

(e) EXPENSES - All expenses in connection with the Plan shall be borne by the Trust.

12.      GOVERNING LAW

The Plan shall be governed by and construed in accordance with the laws in force in the Province of Alberta.